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                                                                  Exhibit 10.13


                                LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease Agreement") is made and entered this April day of 1st, 2003, by and between DUPONT & FUST REAL-ESTATE VENTURES, LLC, a Florida limited liability company, as "Lessor," and SINOFRESH HEALTHCARE, INC., a Florida corporation, as "Lessee."

                                  WITNESSETH:

         WHEREAS, Lessee desires to Lease the real property more particularly described as an office and warehouse comprising a ten thousand (10,000) square foot area located at 516 Paul Morris Dr., Englewood, Florida 34223 ("Leased Premises"), as more fully described in Exhibit A attached hereto, from the Lessor and the Lessor desires to lease the Leased Premises to Lessee; and

         WHEREAS, the Lessor and Lessee desire to set forth in writing the terms and conditions of such lease arrangement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants herein contained, it is agreed as follows:

         1. Leased Premises and Term. Lessor hereby leases, lets and demises unto Lessee, and Lessee hereby rents of and from Lessor, the Leased Premises. The initial leasehold term of Lessee shall commence as of 12:01 a.m. on the Effective Date, and shall extend until 11:59 p.m. on March 31, 2008. The initial term may be renewed for up to two (2) successive five (5) year terms. In the event this Lease is terminated at the end of any such term, the Lessee shall promptly vacate the Leased Premises at the conclusion of such term.

         2. Amount of Rent. In consideration of the rights granted to Lessee hereunder, Lessee shall and hereby agrees to pay to Lessor at 512 Valencia Rd., Venice, Florida 34292, monthly rent in the amount of Five Thousand Nine Hundred Ninety Eight and No/100 Dollars ($5,998.00) payable in advance commencing the Effective Date and continuing on the first day of each month thereafter until the end of the applicable term. The monthly rental due during the term of this lease and during any renewal term hereunder shall increase by four percent (4%) per annum, over the monthly rental charged for the last month of the immediately preceding lease terms. Any such increase shall become effective on the first day of the first renewal term and shall be increased annually thereafter. Tenant shall also pay monthly all applicable sales taxes due on such rental payments. If any payment of monthly rent due hereunder shall be more than five (5) days late, lessee shall owe, in addition to the amount of rent due hereunder, a late fee in the amount of thirty dollars ($30.00) per day calculated from the original due date of the rental payment until lesser receives payment in fill of the rent and the late fee.


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         3.       Lessee's Alterations. Lessee shall not make any alterations, improvements or changes to the Leased Premises without the prior written consent of the Lesser, which consent shall be in the sole and absolute discretion of the Lesser.

         4. Use of the Leased Premises. Lessee agrees that it shall use the Leased Premises only as an office and warehouse (for the storage of noncombustible, nontoxic, and non-hazardous goods), and all related and ancillary uses, and such other uses as Lesser, in its sole and absolute discretion, shall from time to time approve. Tenant shall make no unlawful or offensive use of the premises and shall abide by all statutes, ordinances, rules or regulations of any governmental authority that may be applicable to the operation of the commercial business permitted by the Lease. Lessee shall not do or permit to be done any act or thing that may constitute a nuisance or which may void or make avoidable any insurance of such premises against fire or other hazards or may result in increased or extra premiums for any insurance.

         5. Lessee to Pay All Real Estate Taxes and Owner's Maintenance Fees and Assessment. Lessee shall pay all real estate taxes and property owner association maintenance fees and assessments levied or charged against the Leased Premises. Lessee shall bear and pay at its sole cost and expense all charges for water, sewer, gas, heat, electricity, telephone and all other utility services used or supplied to or in connection with Lessee's use of the Leased Premises. Lessee shall pay upon receipt of the bill therefore any and all maintenance and repairs hereinafter required. Lessee shall maintain insurance covering fire and extended coverage insurance on the Leased Premises as provided in Section 8 below. Such coverage, if required, shall at a minimum provide coverage of not less than the then applicable replacement cost of the Leased Premises.

         6. Maintenance, Repairs, and Improvements. During the term of this Lease, Lessor shall maintain and repair the parking lot, yard and exterior of the building of the Leased Premises, but Lessor shall have no obligation to make any other repairs or to maintain any other portion of the Leased Premises. Lessee accepts such premises "as is" on the commencement date of this Lease. If Lessor elects to make any repairs or improvements to the Leased Premises, the rent as discussed in Section 2 hereof may be increased in proportion to the amount the Leased Premises have increased in value because of such repairs or improvements.

                  Except as otherwise provided herein, Lessee agrees to keep and maintain the Leased Premises and all equipment and appurtenances affixed or used in connection with the Leased Premises in good and substantial repair and to make all repairs promptly when needed so as to maintain the Leased Premises in the same condition and state of repair as existed at the commencement of this Lease. Lessee further agrees at its own cost and expense to comply with all orders, rules, regulations and requirements of every kind and nature relating to the Leased Premises, now or hereinafter in force and effect, of the Federal, State, Municipal or other governmental authorities, applicable to Lessee's use and occupancy thereof. Lessee agrees to indemnify and save harmless the Lessor from and against any and all judgments, decrees, penalties, costs and expenses, by reason of any non-compliance.

         7. Liens. Each party hereto agrees that it will make full and prompt payment of all sums necessary to pay for the cost of all constructions, installations, repairs, alterations, improvements or other work done by it to the Leased Premises to the end that neither party shall


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
be required to pay or have its property or rights subjected to claims for sums the payment of which are the responsibility of the other party. Each party agrees to indemnify and save harmless the other party from and against any and all claims arising out of or connected with work or improvements, the cost of which is the responsibility of such party and against any and all mechanic's, materialmen's or laborer's liens asserted incident to such work or the cost thereof against any property or interest of such party. Notwithstanding anything appearing in this Lease, the interest of each party in the Leased Premises shall not be subject to liens for improvements or work made or done by such party whether or not same shall be made or done in accordance with an agreement between Lessor and Lessee, and it is agreed that in no event shall either party or the interest of either party in any of the Leased Premises be liable for or subjected to any mechanics', materialmen's or laborers' liens for improvement or work made or done by the other party and this Lease expressly prohibits the subjecting of the interest of either party in the Leased Premises to any mechanics', materialmen's or laborers' liens for improvements made by the other party or for which the other party is responsible for payment under the terms of this Lease and all persons dealing with Lessor or Lessee are put on notice of these provisions. In the event any notice or claim of lien shall be asserted of record against the interest of the Lessee or Lessor in the Leased Premises on account of or growing out of any improvement of work made or done by the other party claiming by, through or under the other party or for improvement or work the cost of which is the responsibility of the other party then the party who had such improvement made or work done agrees to have such notice or claim of lien canceled and discharged of record as a claim against the interest of the other party in the Leased Premises (either by payment and satisfaction or by removal by transfer to bond or deposit as permitted by the Laws of Florida) within thirty (30) days alter notice. In the event the Lessee fails to do so, Lessee shall be considered in default under this Lease with like effect as if Lessee shall have failed to pay a rental payment when due and within any applicable grace period provided for payment of it. In the event the Lessor fails to have such lien discharged within thirty (30) days, Lessee shall have the right to discharge such lien and deduct the payment made from the next payments of rent due hereunder.

         8.       Lessee's Insurance.

                  a. The Lessee shall at all times keep in full force and effect owner's, Lessor's and Lessee's public liability insurance for the benefit of the Lessee and the Lessor, showing the Lessor as an additional insured with minimum limits of one million dollars ($1,000,000.00) for each person injured, one million dollars ($1,000,000.00) per accident, and five hundred thousand dollars ($500,000.00) for property damage.

                  b. Evidence satisfactory to the Lessor that the insurance coverages required hereunder are in effect shall be furnished by Lessee to the Lessor upon execution of this Lease Agreement. The insurance policies shall be paid for by the Lessee and proof of such payment filed with the Lessor. Each insurance policy shall contain provisions to the effect that they are non-cancelable except upon thirty (30) days prior written notice to the Lessor. The Lessee agrees to renew said policies from time to time and furnish evidence of such renewal or equivalent new insurance and proof of payment thereof to the Lessor not less than fifteen (15) days prior to the expiration of any of said policies.


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
                  c. In the event of an insured loss, it is agreed by the parties that the proceeds of the insurance will be promptly applied to the repair or reconstruction of the affected structure or structures.

         9. Rebuilding and Repairing after Damage. Subject to the terms, conditions and requirements of any first mortgage now or hereafter affecting the Leased Premises, if during the term of this Lease the Leased Premises or any portion thereof shall be damaged by fire or other casualty, the Lessee shall give immediate notice to Lessor of such occurrence and Lessor agrees that:

                  a. In the event no more than twenty-five percent (25%) of the replacement value of the total improvements erected on the Leased Premises are destroyed or otherwise made unleaseable by such fire or other casualty, Lessor shall with all due diligence restore and rebuild the damaged portions of the improvements so that alter such restoration and rebuilding the improvements shall be substantially the same as prior to the fire or other casualty; or

                  b. In the event more than twenty-five percent (25%) of the replacement value of the total improvements erected on Leased Premises shall have been destroyed by such fire or other casualty, Lessor shall have the option of restoring and rebuilding or not. The option of Lessor to restore or not shall be exercised by giving Lessee written notice of its intentions within thirty (30) days of notification by Lessee to Lessor of the occurrence of the fire or other casualty. In the event Lessor elects to restore and rebuild it shall proceed with due diligence so that after such restoration and rebuilding has been completed, the improvements will be substantially as prior to the occurrence of the fire or other casualty. If Lessor shall elect not to restore and rebuild, the Lessee may immediately terminate this Lease by notice in writing to Lessor, which notice shall be effective as of the date of the fire or other casualty, and upon the mailing of such notice by Lessee to Lessor, this Lease shall be deemed terminated and of no further force or effect.

                  If pursuant to subparagraph a. or b. of this paragraph 9 Lessor elects to restore and rebuild or is required to restore and rebuild, Lessor shall do so as its sole cost and expense. If the proceeds of all available insurance shall be insufficient to fully pay the cost of restoring and rebuilding, the Lessor shall provide the difference. If there is a surplus, such surplus shall belong to Lessor.

                  If such damage or destruction results in the suspension of the operation of Lessee's business in the Leased Premises, the minimum rental and other payments required to be made by Lessee hereunder shall be abated until the repair, restoration or rebuilding of the improvements has been completed plus the period of time, not exceeding thirty (30) days, required by Lessee for the replacement and repair of its trade equipment, fixtures and furnishings, but such period of abatement shall in no event cover any period of time during which Lessee shall be open for business. Lessor agrees to complete such repair, restoration or rebuilding with all convenient speed and dispatch, subject only to delays or causes beyond Lessor's control and not the result of Lessor's default or neglect (including delays caused by the existence of war or hostilities, governmental restrictions, strikes, lockouts, unavailability of materials or labor, Acts of God or a public enemy, riots or other civil commotion, fire or other


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unavoidable casualty or calamity and the like and any other causes beyond the reasonable control of the Lessor).

         10. Inspection by Lessor. The Lessor and its agents shall have the right to enter upon the Leased premises at reasonable times during the term of this Lease for the purpose of inspections or of making any repairs it desires to make, but this right shall not imply an obligation to make repairs for which Lessor is not responsible under the other provisions of this Lease.

         11. Quiet Enjoyment. Lessor covenants that so long as Lessee pays the rentals reserved in this Lease and performs the covenants, agreements, and conditions on the part of the Lessee to be performed and observed hereunder the Lessee shall have the right to quietly enjoy and use the Leased Premises for the term of this Lease, subject only to the provisions herein set forth.

         12. Cleanliness of Premises. Lessee agrees that it will keep the Leased Premises and the entrances and exits thereto, the walkways adjacent to same, and the lawn and other common areas, clean and free from rubbish, trash and debris to the extent feasible and as required by any insurance company issuing policies upon the Leased Premises.

         13. Assignment - Subletting. Lessee may not assign, sublet, mortgage or otherwise encumber or dispose of this Lease or any interest therein without Lessor's prior consent. If this Lease is assigned, transferred or sublet in any manner whatsoever, other than an assignment of all of Lessee's right, title and interest in and to the Leased Premises for the entire unexpired period hereof along with title to the improvements, furnishings and fixtures owned by Lessee to an assignee who executes in writing an assumption of this Lease, such partial assignment, transfer or subletting shall be upon and subject to all of the terms, provisions, covenants and conditions contained in this Lease and, notwithstanding any consent by Lessor to any such partial assignment, transfer, or subletting, Lessee shall continue to be and remain liable hereunder.

                  If with Lessor's consent this Lease is partially assigned or the Leased Premises or any part thereof underlet or occupied by anybody other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, under Lessee or occupant and apply the net amount collected to the rent herein reserved, but no such partial assignment, under letting, occupancy or collection shall be deemed a waiver or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

         14.      Default.

                  a. In the event Lessee shall fail to pay rent as provided herein within five (5) days after each such payment is due, or full to comply with any of the other terms and conditions of this Lease after it has received ten (10) days notice of default from the Lessor, or if Lessee shall become the subject of a voluntary or involuntary filing of bankruptcy, or if a receiver shall be appointed for Lessee, or if, without Lessor's prior written consent, a party other than Lessee shall take possession of all or a part of the Leased Premises (an "Event of Default"), Lessor shall have the option to terminate this Lease and immediately, at any time thereafter, re-enter and


                                       5
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resume possession of the premises and remove all persons and property there from, without being liable for any damage therefore. No re-entry by Lessor shall be deemed an acceptance of a surrender of this Lease.

                  In the event this Lease is terminated, Lessor shall have the following options with respect to amounts due hereunder:

                           (i)      Lessor may consider this Lease terminated
and waive all rights to any further rents or other amounts due hereunder.

                           (ii)     Lessor may continue to collect further
payments hereunder without waiving its rights under (i) above.

                           (iii)    Lessor may declare the entire rent for any
remaining term of this Lease shall become immediately due and payable.

                  Lessor may attempt to re-let the premises to a new Lessee and at a rental and upon terms acceptable to Lessor in its sole discretion. In the event Lessor does re-let the premises, then the amount due Lessor under (i) or
(ii) above shall be reduced by the amounts collected by Lessor.

                  b. Notwithstanding Section a. above, in the event of any default hereunder, Lessor shall have all remedies available at law or in equity, including the right of specific performance. Lessor shall have a lien upon all goods, chattels or personal property of any description belonging to Lessee which are placed in or become a part of the Leased Premises, as security for rent due and to become due for the remainder of the Lease term, which lien shall not be in lieu of or in anyway affect any statutory Lessor's lien given by law, but shall be cumulative thereto.

                  c. Lessee covenants that upon the expiration, termination or cancellation of this Lease, whether by lapse of time or otherwise, it will at once peaceably and quietly deliver up to Lessor all of the Leased Premises, including all buildings and improvements thereon, in as good state and condition as reasonable use, wear and tear and natural depreciation will be permitted. Nothing in this paragraph shall be construed to relieve or release the Lessee from any of its obligations for maintenance and repair under the terms of this Lease or from any of its other obligations hereunder.

                  d. In the event Lessee shall fail to provide or pay for insurance required hereby to be paid for or provided by Lessee or shall fail to construct, install and pay for improvements in the Leased Premises in accordance with its obligations under the terms of this Lease or shall fail to pay other charges or otherwise default in its obligations hereunder in such a manner which, in the determination and discretion and of the Lessor would operate to affect, depreciate or diminish the property rights of the Lessor or the interest of the Lessor in this Lease, then the Lessor may, at its option, without thereby waiving the default of the Lessee, make any payment or perform any such obligation of the Lessee, and all expenditures made by the Lessor in that regard shall draw interest at the rate often percent (10%) per annum and the amount of such expenditures and interest thereof shall be repaid to the Lessor by the Lessee within five (5)


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days after notice is given to Lessee and the failure so to make such repayment shall constitute an Event of Default on the part of the Lessee.

                  e. In the event the Lessee at any time during the term of this Lease Agreement should suffer or permit an involuntary or voluntary petition in bankruptcy to be filed by Lessee or against it or make any assignment for the benefit of its creditors, or should a receiver or trustee be appointed for the Lessee's property and such appointment be not vacated within thirty (30) days thereafter, or such petition be not vacated within a like time, or should the Lessee's leasehold interest be levied upon and the lien thereof not discharged within thirty (30) days after said levy has been made, then upon the happening of either of said events, the same shall be deemed an Event of Default.

         15.      Condemnation.

                  a. Total: If the whole of the Leased Premises shall be acquired or taken by eminent domain for any public or quasi-public use or purpose then this Lease and the term herein shall cease and terminate as of the date of title vesting in such proceeding.

                  b. Partial: If any part of the Leased Premises or parking areas shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Lessee, then this Lease and the term herein shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the premises unsuitable for the business of Lessee, then this Lease shall continue in effect except that the minimum rent shall be reduced in the same proportion that the floor area of the Leased Premises taken bears to the original floor area demised and Lessor shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Leased Premises are located so as to constitute the portion of the building not taken a complete architectural unit.

                  c. If more than twenty percent (20%) of the floor area of the building on the Leased Premises shall be taken as aforesaid, Lessor or Lessee, may be written notice to the other party, terminate this Lease, such termination to be effective as aforesaid.

                  d. If this Lease is terminated as provided in this paragraph, the rent shall be paid up to the day that possession is so taken by public authority and Lessor shall make an equitable refund of any rent paid by Lessee in advance.

                  e. Lessee shall have the right to claim from the condemner such compensation as may be recoverable by Lessee in its own right for damage to Lessee's business, fixtures and improvements installed by Lessee at its own expense.

         16. Summary Remedies. To enforce any right or remedy herein provided or given by law the Lessor may pursue any and all statutory or summary proceedings applicable in the State of Florida, as between Lessor and Lessee, but in employing such proceedings Lessor shall be bound by any and all provisions of this Lease.

         17. Deposits and Advances. Any funds transferred by Lessee to Lessor as a deposit or advance pursuant to the terms of this Lease Agreement, or any exhibit, addendum or modification hereto, may be commingled with other finds of Lessor and need not be placed in


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trust, deposited in escrow or otherwise held in a segregated account, or in any interest bearing account. In addition, if any sum or sums of money shall become payable by Lessee to Lessor pursuant to the terms of this agreement, or any exhibit, addendum or modification hereto, or by any law, ordinance or regulation affecting this Agreement, Lessor shall have the right to apply any deposits or advances theretofore made by Lessee against such sums due by Lessee to Lessor.

         18. Indemnification. Lessee agrees to indemnify and save Lessor harmless from and against any and all claims and demands (except such as result from the negligence of Lessor or its agents, contractors, servants or employees) for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly, out of the business conducted in the Leased Premises or occurring in, on or about the Leased Premises or any part thereof or on the sidewalks adjoining the same, or arising from any act or omission of Lessee or any concessionaire or subLessee or their respective licenses, servants, agents, employees or contractors, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon.

         19.      Rights Reserved to Lessor. The Lessor reserves the rights:

                  a. to display "For Rent" signs at the Leased Premises and advertise such premises for Lease during the last sixty (60) days of the Lease term;

                  b. to exhibit the Leased Premises to others upon reasonable notice to Lessee so long as such action shall not disturb the business of Lessee; and

                  c. to enter onto the Leased Premises during normal business hours upon reasonable notice to promulgate reasonable rules and regulations with regard to the Leased Premises from time to time.

         20. Compliance with Covenants. Should the Lessor or Lessee fail to comply with any of the terms, covenants and conditions contained in the Lease on the part of the Lessor or Lessee to be kept and performed, the Lessor or Lessee may, after thirty (30) days notice to the other, comply therewith, but Lessor or Lessee shall not be obligated so to do, and the cost of such compliance shall be payable upon demand to the performing party.

         21. Successors and Assigns. The covenants, terms, conditions and provisions of this Lease shill be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except when the language of this Lease expresses a different intent.

         22. Relationship of Parties. Nothing contained in this Lease Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Lessee, it being expressly understood and agreed that neither the method of computation of Rent nor any of the other provisions contained in this Lease Agreement nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of Lessor and Lessee.


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         23.      Governing Laws. The laws of the State of Florida shall govern the validity performance, and enforcement of this Lease Agreement.

         24. Notices. Whenever under this Lease Agreement a provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary by either party to give or serve any such notice, demand, or declaration to the other, it shall be in writing sent by certified or registered mail, return receipt requested with postage prepaid, as follows:
If to the Lessor, then to: DUPONT & FUST REAL-ESTATE VENTURES LLC, 512 Valencia Road, Venice, Florida 34292, Attention: Manager; if to the Lessee, then to:
SinoFresh HealthCare, Inc., 515 Paul Morris Drive, Englewood, Florida 34223; and, in all cases, with a copy to: Kirk Pinkerton, 720 South Orange Avenue, Sarasota, Florida 34236, Attention: David M. Silberstein, Esq. If the mailing address of either party changes during the period of the Lease term, notification thereof shall be furnished by such party to the other.

         25. WAIVER OF JURY TRIAL. BOTH PARTIES AGREE THAT, SHOULD LITIGATION ENSUE CONCERNING INTERPRETATION OF THIS LEASE AGREEMENT OR DISPUTES IN ANY WAY RELATED TO THIS LEASE AGREEMENT, THEY WILL WAIVE THEIR RIGHT TO A JURY TRIAL AND INSTEAD PROCEED BEFORE ONLY THE JUDGE.

         26. Savings Clause. The invalidity or unenforceability of any provision of this Lease Agreement shall not affect or impair the validity of any other provision.

         27. Right to Sell, Sale of Lease. Should Lessor sell, assign, or convey the title to the Leased Premises, Lessee shall be obligated to Lessor's successor in title and shall be required to maintain adherence to the conditions and requirements of this Lease Agreement. Upon the sale, assignment or conveyance of the title to the Leased Premises, Lessor shall thereupon be automatically released from all liability with respect to the covenants and obligations of the Lessor thereafter occurring; but such covenants and obligations shall be binding upon each new owner of the Leased Premises for the respective periods during which each shall be owner of the Leased Premises. In the event Lessee is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and Lessee agrees to ensure that the transferee or surviving company is bound by provisions of this Agreement.

         28. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it overtime. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

         29.      Additional Special Provisions.

                  a. Lessor shall maintain duplicate keys to the outside doors of the Leased Premises Lessee shall not change the locks without providing a duplicate master key to Lessor.

                  b. Lessee agrees that it will not overburden the electrical and air conditioning systems servicing the Leased Premises.


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                  c.       Lessee has inspected the Leased Premises and accepts
same in their current "as-is" condition, with no obligation of Lessor to now or hereafter undertake any corrective or remedial actions regarding the Leased Premises.

         30. Waiver or Estoppel. The failure of Lessor to insist, in any one or more instances, upon strict performance of any covenants or agreements of this Lease Agreement, or exercise any option of Lessor herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant, agreement or option, but the same shall continue and remain in full force and effect. Receipt of Rent by Lessor, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a waiver of such breach and no waiver by Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor.

         31. Entire Agreement. This Lease Agreement and the Exhibits attached hereto, and forming a part hereof set forth all of the covenants, promises, agreements, conditions, and understandings between Lessor and Lessee governing the demised Leased Premises. There are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than those herein set forth. Except as herein provided, no subsequent alterations, amendments, changes or additions to this Lease Agreement shall be binding upon the Lessor and Lessee unless and until reduced to writing and signed by both parties. Submission of this instrument by Lessor to Lessee for examination shall not bind Lessor in any manner, and no lease, contract, option, agreement to lease or other obligation of Lessor shall arise until this instrument is signed by Lessor and delivered to Lessee.

         32. Collection Costs; Attorney's Fees. If Lessor hereunder shall incur any costs to enforce the terms of this Lease, or to collect any payment or other moneys due from Lessee hereunder, Lessee agrees that Lessee shall be liable to pay all costs and expenses incurred by Lessor in such collection effort (including reasonable attorney's fees and paralegal fees).

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first written above.


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                                        LESSOR:

Witnesses:                              DUPONT & FUST REAL-ESTATE VENTURES,
                                        LLC, a Florida limited liability
                                        company

/s/ Lenore E. Aspery                    By:  /s/ P. Robert DuPont
                                             P. Robert DuPont, Manager

/s/ Mary H. Jordan

STATE OF FLORIDA        )

COUNTY OF SARASOTA      )

         I HEREBY CERTIFY that on this 12th day of February, 2003, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared P. Robert DuPont as Manager of DUPONT & FUST REAL-ESTATE VENTURES, LLC, a Florida limited liability company, on behalf of the company, who is personally known to me or has produced driver's license as identification.


                                /s/ Mary H. Jordan
                                Notary Public
                                Print Name: /s/ Mary H. Jordan

                                My commission expires:
                                                       ------------------------


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
                                LESSEE:

Witnesses:                      SINOFRESH HEALTHCARE, INC., a Florida limited
                                liability company

/s/ Lisa G. O'Neill             By: /s/ Bruce Harmon

---------------------------         -------------------------------------------
                                    Its: Controller

STATE OF FLORIDA        )

COUNTY OF SARASOTA      )

         I HEREBY CERTIFY that on this 12th day of February, 2003, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared Bruce Harmon, as Controller of SINOFRESH HEALTHCARE, INC., a Florida limited liability company, on behalf of the company, who is personally known to me or has produced _______________ as identification.


                                /s/ Lisa G. O'Neill
                                Notary Public
                                Print Name
                                           ------------------------------------

                                My commission expires:
                                                       ------------------------


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
                                   EXHIBIT A

                      Legal Description of Leased Premises

                              516 Paul Morris Dr.
                            Englewood, Florida 34223


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